Exhibit 10.9

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of April 23, 2020, is entered into by and among DraftKings Inc., a Nevada corporation (the “Company”), DK Stockholder Group, DEAC Stockholder Group, SBT Stockholder Group and each other Person who after the date hereof acquires Common Stock of the Company and becomes party to this Agreement by executing a Joinder Agreement (such Persons, collectively with the DK Stockholder Group, DEAC Stockholder Group and SBT Stockholder Group, the “Stockholders”).

WHEREAS, pursuant to that certain Business Combination Agreement, dated as of December 22, 2019 (as the same may be further amended, modified or otherwise supplemented from time to time, the “BCA”), by and among Diamond Eagle Acquisition Corp., a Delaware corporation (“DEAC”), DK, SB Tech, the SBT Sellers (as defined in the BCA), DEAC NV Merger Corp. (“DEAC Newco”), a Nevada corporation, and Merger Sub (as defined in the BCA), DEAC merged with and into DEAC Newco, with DEAC Newco surviving such merger and changing its name to DraftKings Inc. (“New DK”);

WHEREAS, as of immediately prior to the consummation of the transactions contemplated by the BCA (the “Transactions”), DEAC had 40,000,000 shares of Class A common stock issued and outstanding and 10,000,000 shares of Class B common stock issued and outstanding, of which an aggregate of 80,000 shares of such Class B common stock were transferred to DEAC’s independent directors (the “DEAC Independent Directors”) and the remaining 9,020,000 shares of such Class B common stock (the “DEAC Founder Shares”) were held by the DEAC Founder Group;

WHEREAS, concurrently with the consummation of the Transactions, the Class B common stock of DEAC (including the DEAC Founder Shares) automatically converted into shares of Class A common stock of DEAC on a one-for-one basis pursuant to the Amended and Restated Certificate of Incorporation of DEAC, dated as of May 10, 2019;

WHEREAS, in connection with consummation of the Transactions, (i) the Company adopted the A&R Charter (as defined herein) and became the new publicly-traded parent company of DK and SB Tech, and (ii) the DK Stockholder Group and SBT Stockholders Group received shares of Class A Common Stock and Class B Common Stock (as such terms are defined herein) as consideration in the Transactions in respect of their equity interests held in DK and SB Tech, respectively, as of immediately prior to the consummation of the Transactions;

WHEREAS, as part of the Transactions, the stockholders of DK received stock of the Company in a transaction that was intended to be treated as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended; and

WHEREAS, the parties hereto desire to enter into this Agreement to provide for certain rights and obligations associated with the ownership of shares of Common Stock.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

Article I.
DEFINITIONS

Section 1.01       Definitions.

The following definitions shall apply to this Agreement:

“A&R Bylaws” means the amended and restated bylaws of the Company adopted on the date of this Agreement, as the same may be amended, modified, supplemented or restated from time to time.

“A&R Charter” means the articles of incorporation of the Company, as filed on the date of this Agreement with the Secretary of the State of Nevada and as the same may be amended, modified, supplemented or restated from time to time.

“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Affiliate” with respect to any Person, has the meaning ascribed to such term under Rule 12b-2 promulgated by the SEC under the Exchange Act.

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means all applicable provisions of constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority.

“BCA” has the meaning set forth in the recitals.

“Board” has the meaning set forth in Section 2.01(a).

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

“CEO” means Jason Robins, the chief executive officer of the Company, or any entities wholly-owned by him.

“Class A Common Stock” means the shares of class A common stock, with a par value of $.0001 per share, of the Company.

“Class B Common Stock” means the shares of class B common stock, with a par value of $.0001 per share, of the Company.

“Closing” means the closing of the Transactions.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Class A Common Stock, Class B Common Stock and any other shares of common stock of the Company issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event); provided, that shares of Class A Common Stock acquired in the Equity Offering or pursuant to the Promissory Notes (as such terms are defined in the BCA) shall not constitute shares of Common Stock for purposes of this Agreement.

“Company” has the meaning set forth in the preamble.

“Company Equity Interest” means Common Stock or any other equity securities of the Company, or securities exchangeable or exercisable for, or convertible into, such other equity securities of the Company.

“Company Material Adverse Effect” has the meaning set forth in Section 4.03(d).

“control” (i) with respect to any Person, has the meaning ascribed to such term under Rule 12b-2 promulgated by the SEC under the Exchange Act, (ii) with respect to any Interest, means the possession, directly or indirectly, of the power to direct, whether by agreement, contract, agency or otherwise, the voting rights or disposition of such Interest, and (iii) as applicable, the meaning ascribed to the term “control” (and derivatives of such term) under the Gaming Laws of any applicable Gaming Jurisdictions.

“DEAC Founder Group” means Eagle Equity Partners LLC, Jeff Sagansky, Eli Baker and Harry E. Sloan.

“DEAC Founder Group Representative” means Eli Baker.

“DEAC Founder Shares” has the meaning set forth in the recitals.

“DEAC Independent Directors” has the meaning set forth in the recitals.

“DEAC Lock-up Period” has the meaning set forth in Section 3.01(b).

“DEAC Stockholder” means any Person who is a member of the DEAC Stockholder Group.

“DEAC Stockholder Group” means the DEAC Founder Group and the DEAC Independent Directors.

“Demanding Holders” has the meaning set forth in Section 6.02(a).

“Director” has the meaning set forth in Section 2.01(a).

“DK” means DraftKings Inc., a Delaware corporation and, upon the Closing, a wholly-owned subsidiary of the Company.

“DK Stockholder” means any Person who is a member of the DK Stockholder Group.

“DK Stockholder Group” means the Persons set forth on Schedule 1 hereto.

“DK Stockholder Group Representative” means Jason Robins.

“DK/SBT Lock-up Period” has the meaning set forth in Section 3.01(a).

“Encumbrances” has the meaning set forth in the BCA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Family Group” means, with respect to a Person who is an individual, (i) such individual’s spouse and descendants (whether natural or adopted), parents and such parent’s descendants (whether natural or adopted) (collectively, for purposes of this definition, “relatives”), (ii) such individual’s executor or personal representative, (iii) any trust, the trustee of which is such individual or such individual’s executor or personal representative and which at all times is and remains solely for the benefit of such individual and/or such individual’s relatives or (iv) an endowed trust or other charitable foundation, but only if such individual or such individual’s executor or personal representative maintains control over all voting and disposition decisions.

“Government Approval” means any authorization, consent, approval, waiver, exception, variance, order, exemption, publication, filing, declaration, concession, grant, franchise, agreement, permission, permit, or license of, from or with any Governmental Authority, the giving notice to, or registration with, any Governmental Authority or any other action in respect of any Governmental Authority.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational, including any Gaming Authority and any contractor acting on behalf of such agency, commission, authority or governmental instrumentality.

“Independent Accountant” has the meaning set forth in Section 6.02(b).

“Interest” means the capital stock or other securities of the Company or any Affiliated Company or any other interest or financial or other stake therein, including, without limitation, the Company Equity Interests.

“Issuance” has the meaning set forth in Section 4.01(a).

“Issuance Notice” has the meaning set forth in Section 4.01(b).

“Joinder Agreement” means the joinder agreement in form and substance of Exhibit A attached hereto.

“Maximum Number of Securities” has the meaning set forth in Section 6.02(c).

“Minimum Amount” has the amount set forth in Section 6.02(a).

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the light of the circumstances under which they were made) not misleading.

“Organizational Documents” means the A&R Bylaws and the A&R Charter.

“own” or “ownership” (and derivatives of such terms) means (i) ownership of record, (ii) “beneficial ownership” as defined in Rule 13d-3 or Rule 16a-1(a)(2) promulgated by the SEC under the Exchange Act (but without regard to any requirement for a security or other interest to be registered under Section 12 of the Securities Act of 1933, as amended), and (iii) as applicable, the meaning ascribed to the terms “own” or “ownership” (and derivatives of such terms) under the Gaming Laws of any applicable Gaming Jurisdictions.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Piggyback Registration” has the meaning set forth in Section 6.03(a).

“Private Placement Warrants” means the 6,333,334 warrants purchased by the DEAC Founder Group pursuant to that certain Private Placement Warrants Purchase Agreement, dated as of May 10, 2019, by and among DEAC, Eagle Equity Partners, LLC and Harry E. Sloan.

“Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Securities” shall mean (i) Common Stock and the shares of Common Stock issued or issuable upon the conversion of Common Stock; (ii) the Private Placement Warrants, including the shares of Common Stock issued or issuable upon the exercise of any Private Placement Warrants; (iii) any outstanding shares of Common Stock or any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Stockholder as of the date hereof, including the Earnout Shares, and (iv) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (“Rule 144”) (but with no volume, current public information or other restrictions or limitations); or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

(B) fees and expenses of compliance with securities or blue sky laws;

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration (including the expenses of any “comfort letters” required by or incident to such performance); and

(F) reasonable fees and expenses of one (1) legal counsel selected by the Demanding Holders in connection with an Underwritten Offering, not to exceed $75,000.

“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Representative” means, with respect to any Person, any director, officer, employee, consultant, financial advisor, counsel, accountant or other agent of such Person.

“SB Tech” means SB Tech (Global) Limited, a company limited by shares, incorporated in Gibraltar, continued as a company under the Isle of Man Companies Act 2006, with registration number 014119V and, upon the Closing, a wholly-owned subsidiary of the Company.

“SBT Stockholder” means any Person who is a member of the SBT Stockholder Group.

“SBT Stockholder Group” means the SBT Sellers (as such term is defined in the BCA).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholder Groups” means the DK Stockholder Group, the SBT Stockholder Group and the DEAC Stockholder Group.

“Stockholders” means the DK Stockholders, the SBT Stockholders and the DEAC Stockholders.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Third Party Purchaser” means any Person who, immediately prior to the contemplated transaction, does not directly or indirectly own or have the right to acquire any outstanding Common Stock.

“Transactions” has the meaning set forth in the recitals.

“Transaction Documents” means this Agreement, the BCA, the Escrow Agreement and any other agreements related to the Transactions.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, Encumbrance, hypothecation or similar disposition of, any Interest owned by a Person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any Interest owned by a Person; provided, that any pledge of Interests (but not any other Transfer upon foreclosure under any such pledge) made in connection with a margin loan that has been approved under or in accordance with the Company’s Insider Trading Policy shall not constitute a “Transfer” for purposes of Section 3.01 of this Agreement.

“Underwriter” or “Underwriters” means a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” means a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Offerings Cap” has the meaning set forth in Section 6.02(a).

“Volume Weighted Average Share Price” means the volume-weighted average share price of the Class A Common Stock as displayed on the Company’s page on Bloomberg (or any successor service) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day.

Article II.
CORPORATE GOVERNANCE

Section 2.01       Board of Directors.

(a)           Board Composition. Upon the Closing, the total number of directors constituting the full board of directors of the Company (the “Board”) shall be thirteen (13) directors (each a “Director”).

(b)           Director Nomination Rights.

i.              Upon the Closing, the Board shall be comprised of:

(A)             Ten (10) Directors, initially nominated by the DK Stockholder Group, which nominees shall include the Chief Executive Officer of the Company and at least five (5) of whom qualify as “independent” directors under NASDAQ listing rules;

(B)              Two (2) Directors, initially nominated by SM (as defined below) at his sole discretion, which nominees shall include at least one (1) individual who qualifies as an “independent” director under NASDAQ listing rules; and

(C)              One (1) Director, initially nominated by the DEAC Stockholder Group, and subject to approval by the DK Stockholder Group, such approval not to be unreasonably withheld, who shall qualify as an “independent” director under NASDAQ listing rules; provided, however, that any of Harry E. Sloan, Jeff Sagansky and Eli Baker shall be deemed approved by the DK Stockholder Group to the extent that such Person would otherwise qualify as an “independent” director under NASDAQ listing rules.

ii.             As promptly as reasonably practicable following the Closing, the Company shall enter into an indemnification agreement with each Director, each on substantially the same terms entered into with, and based on the same customary and reasonable form provided to, the other Directors. The Company shall pay the reasonable, documented out-of-pocket expenses incurred by a Director in connection with his or her services provided to or on behalf of the Company, including attending meetings or events attended explicitly on behalf of the Company at the Company’s request in his or her capacity as a Director. The Company shall not amend, alter or repeal any right to indemnification or exculpation benefiting any Director nominated pursuant to this Agreement, as and to the extent consistent with applicable law, contained in the Company’s Organizational Documents (except to the extent such amendment or alteration permits the Company to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

iii.            The Company shall (A) purchase directors’ and officers’ liability insurance in an amount determined by the Board to be reasonable and customary and (B) for so long as a Director nominated pursuant to this Section 2.01 serves as a Director of the Company, maintain such coverage with respect to such Director and shall use commercially reasonable efforts to extend such coverage for a period of not less than six years from any removal or resignation of such Director, in respect of any act or omission occurring at or prior to such event.

iv.             Each Director nominated pursuant to this Section 2.01(b) shall serve until the earlier of (A) his or her death, disability, retirement, resignation or removal from the Board and (B) the first annual meeting of stockholders of the Company following the date of appointment of such Director.

v.             In connection with the first annual meeting of stockholders of the Company following the date of this Agreement and for each annual meeting of stockholders thereafter, the person who served as the SBT Sellers’ Representative (as such term is defined in the BCA) as of the date of the BCA (“SM”) shall have the right to nominate one (1) Director to serve on the Board (which person does not need to qualify as an “independent” director under NASDAQ listing rules), whose identity shall be subject to the Board’s approval not to be unreasonably withheld, conditioned or delayed, so long as SM holds, together with his wholly-owned Affiliates and immediate family members (and any of their wholly-owned Affiliates) and any trust whose sole beneficiaries are SM and/or his immediate family members (together, the “SM Group”), at the time of such annual meeting at least nine percent (9%) of the issued and outstanding shares of Class A Common Stock in the aggregate.

vi.            If the term of a Director appointed by SM pursuant to Section 2.01(b)(v) terminates due to his or her death, disability, retirement, resignation or removal from the Board before the next annual meeting of the stockholders of the Company, then at the request of SM, and provided that SM holds, together with the SM Group, at such time at least nine percent (9%) of the issued and outstanding shares of Class A Common Stock in the aggregate, such Director shall be replaced by another Director nominated by SM, whose identity shall be subject to the Board’s approval not to be unreasonably withheld, conditioned or delayed (and who does not need to qualify as an “independent” director under NASDAQ listing rules). Subject to Board approval, the appointment of such replacement Director shall be effected as promptly as reasonably practicable following the nomination of such replacement Director by SM.

vii.           Subject to applicable law, the CEO undertakes to attend, whether in person or by proxy, the annual stockholders meeting(s) at which the appointment of any Director nominated by SM pursuant to Section 2.01(b)(v) is on the agenda, and to vote his shares in favor of the election of such Director.

viii.          As of immediately following the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”), the total number of Directors constituting the full Board shall be eleven (11) Directors. The nominating and corporate governance committee of the Board shall nominate for election to the Company’s Board of Directors at the 2021 Annual Meeting, eleven (11) candidates, of which no more than eight (8) shall be any of the ten (10) Directors initially nominated to serve on the Board by the DK Stockholder Group pursuant to Section 2.01(b)(i)(A). Nothing in this Section 2.01(b)(viii) shall derogate from provisions contained in Section 2.01(b)(v) or Section 2.01(b)(vii).

(c)           Committee Composition. The composition of each committee of the Board shall be in compliance with applicable NASDAQ independence requirements.

Article III.
RESTRICTIONS ON TRANSFER

Section 3.01       General Restrictions on Transfer.

(a)           Except as permitted by Section 3.02, for a period of 180 days from the date hereof (the “DK/SBT Lock-up Period”), no DK Stockholder nor SBT Stockholder shall Transfer any shares of Common Stock beneficially owned or owned of record by such Stockholder.

(b)           Except as permitted by Section 3.02, no DEAC Stockholder shall Transfer any shares of Common Stock beneficially owned or owned of record by such DEAC Stockholder until the earliest of: (i) the date that is one (1) year from the Closing; (ii) the last consecutive trading day where the Volume Weighted Average Share Price equals or exceeds $15.00 per share for at least twenty (20) out of thirty (30) consecutive trading days, commencing not earlier than 180 days after the date hereof or (iii) at the time the Company consummates a transaction after the Transactions which results in the Stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “DEAC Lock-up Period”).

(c)           Except as permitted by Section 3.02, the CEO shall not Transfer any shares of Common Stock beneficially owned or owned of record by the CEO until the date that is two (2) years from the Closing (the “CEO Lock-up Period”).

(d)           Following the expiration of the DK/SBT Lock-up Period, DEAC Lock-up Period or CEO Lock-up Period, as applicable, the shares of Common Stock beneficially owned or owned of record by such Stockholder may be sold without restriction under this Agreement, other than the restriction set forth in Section 3.03(c) below.

Section 3.02       Permitted Transfers

(a)           Transfer to Third Party Purchaser. The provisions of Section 3.01 shall not apply to any Transfer by any Stockholder pursuant to a merger, stock sale, consolidation or other business combination of the Company with a Third Party Purchaser that results in a change in control of the Company.

(b)           Transfers for Estate Planning. Notwithstanding Section 3.01, any Stockholder who is a natural Person, so long as the applicable transferee executes a counterpart signature page to this Agreement agreeing to be bound by the terms of this Agreement applicable to such Stockholder, shall be permitted to make the following Transfers:

i.              any Transfer of shares of Common Stock by such Stockholder to its Family Group without consideration (it being understood that any such Transfer shall be conditioned on the receipt of an undertaking by such transferee to Transfer such shares of Company Stock to the transferor if such transferee ceases to be a member of the transferor’s Family Group); provided, that no further Transfer by such member of such Stockholder’s Family Group may occur without compliance with the provisions of this Agreement or to a charitable organization; and

ii.             upon the death of any Stockholder who is a natural Person, any distribution of any such shares of Common Stock owned by such Stockholder by the will or other instrument taking effect at death of such Stockholder or by applicable laws of descent and distribution to such Stockholder’s estate, executors, administrators and personal representatives, and then to such Stockholder’s heirs, legatees or distributees; provided, that a Transfer by such transferor pursuant to this Section 3.02(b)(ii) shall only be permitted if a Transfer to such transferee would have been permitted if the original Stockholder had been the transferor.

(c)           Transfers to Affiliates. Notwithstanding Section 3.01, each Stockholder shall be permitted to Transfer from time to time any or all of the Common Stock or Earnout Shares owned by such Stockholder to any of its wholly-owned Affiliates or to a person or entity wholly owning such Stockholder.

Section 3.03       Miscellaneous Provisions Relating to Transfers

(a)           Legend. In addition to any legends required by Applicable Law, each certificate representing Common Stock shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.”

(b)           Prior Notice. Prior notice shall be given during the DK/SBT Lock-up Period or the DEAC Lock-up Period, as applicable, to the Company by the transferor of any Transfer of any Common Stock permitted by Section 3.02(b) or Section 3.02(c). Prior to consummation of any such Transfer during the DK/SBT Lock-up Period or the DEAC Lock-up Period, as applicable, or prior to any Transfer pursuant to which rights and obligations of the transferor under the Agreement are assigned in accordance with the terms of this Agreement, the transferring Stockholder shall cause the transferee to execute and deliver to the Company a Joinder Agreement and agree to be bound by the terms and conditions of this Agreement. Upon any Transfer by any Stockholder of any of its Common Stock, in accordance with the terms of this Agreement and which is made in conjunction with the assignment of such Stockholder’s rights and obligations hereunder, the transferee thereof shall be substituted for, and shall assume all the rights and obligations (as a Stockholder and as a member of the Stockholder Group of the transferor) under this Agreement, of the transferor thereof.

(c)           Compliance with Laws. Notwithstanding any other provision of this Agreement, each Stockholder agrees that it will not, directly or indirectly, Transfer any of its Common Stock (including any Earnout Shares) except as permitted under the Securities Act and other applicable federal or state securities laws.

(d)          Null and Void. Any attempt to Transfer any Common Stock (including any Earnout Shares) that is not in compliance with this Agreement shall be null and void, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records to such attempted Transfer and the purported transferee in any such purported Transfer shall not be treated as the owner of such Common Stock for any purposes of this Agreement.

(e)           Removal of Legends. In connection with the written request of a Stockholder, following the expiration of the DK/SBT Lock-up Period or DEAC Lock-up Period, as applicable to such Stockholder, the Company shall remove any restrictive legend included on the certificates (or, in the case of book-entry shares, any other instrument or record) representing such Stockholder’s and/or its Affiliates’ or permitted transferee’s ownership of Common Stock, and the Company shall issue a certificate (or evidence of the issuance of securities in book-entry form) without such restrictive legend or any other restrictive legend to the holder of the applicable shares of Common Stock upon which it is stamped, if (i) such shares of Common Stock are registered for resale under the Securities Act and the registration statement for such Company Equity Interests has not been suspended pursuant to Section 6.04 hereof or as otherwise required by the Securities Act, the Exchange Act or the rules and regulations of the SEC promulgated thereunder, (ii) such shares of Common Stock are sold or transferred pursuant to Rule 144, or (iii) such shares of Common Stock are eligible for sale pursuant to Section 4(a)(1) of the Securities Act or Rule 144 without volume or manner-of-sale restrictions. Following the earlier of (A) the effective date of a Registration Statement registering such shares of Common Stock or (B) Rule 144 becoming available for the resale of such shares of Common Stock without volume or manner-of-sale restrictions, the Company, upon the written request of the Stockholder or its permitted transferee and the provision by such person of an opinion of reputable counsel reasonably satisfactory to the Company and the Company’s transfer agent, shall instruct the Company’s transfer agent to remove the legend from such shares of Common Stock (in whatever form) and shall cause Company counsel to issue any legend removal opinion required by the transfer agent. Any fees (with respect to the transfer agent, Company counsel, or otherwise) associated with the removal of such legend (except for the provision of the legal opinion by the Stockholder or its permitted transferee to the transfer agent referred to above) shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will no later than five (5) Business Days following the delivery by any Stockholder or its permitted transferee to the Company or the transfer agent (with notice to the Company) of a legended certificate (if applicable) representing such shares of Common Stock and, to the extent required, a seller representation letter representing that such shares of Common Stock may be sold pursuant to Rule 144, and a legal opinion of reputable counsel reasonably satisfactory to the Company and the transfer agent, deliver or cause to be delivered to the holder of such Company Equity Interests a certificate representing such shares of Common Stock (or evidence of the issuance of such shares of Common Stock in book-entry form) that is free from all restrictive legends.

Article IV.
REPRESENTATIONS AND WARRANTIES

Section 4.01       Representations and Warranties of the Stockholders. Each Stockholder hereby, severally and not jointly, represents and warrants to the Company and each other Stockholder as of the date of this Agreement that:

(a)               if such Stockholder is not a natural Person, such Stockholder is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction of organization and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

(b)               the execution and delivery of this Agreement, the performance of by such Stockholder of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or other action of such Stockholder, and that such Stockholder has duly executed and delivered this Agreement;

(c)               this Agreement constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(d)               the execution, delivery and performance of this Agreement by such Stockholder and the consummation of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority, except as set out in the BCA or any Ancillary Agreement (as defined in the BCA);

(e)               the execution, delivery and performance by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not (i) if such Stockholder is not a natural Person, conflict with or result in any violation or breach of any provision of any of the organizational documents of such Stockholder, (ii) conflict with or result in any violation or breach of any provision of any Applicable Law applicable to such Stockholder, or (iii) require any consent or other action by any Person under any provision of any material agreement or other instrument to which the Stockholder is a party and which has not been obtained prior to or on the date of this Agreement;

(f)                except for this Agreement, the BCA or any Ancillary Agreement (as defined in the BCA), such Stockholder has not entered into or agreed to be bound by any other agreements or arrangements of any kind with any other party with respect to any Company Equity Interests, including agreements or arrangements with respect to the acquisition or disposition of the Common Stock or any interest therein or the voting of the Common Stock (whether or not such agreements and arrangements are with the Company or any other Stockholder); and

(g)               such Stockholder has not entered into, and agrees that it will not enter into, any agreement with respect to its securities that violates or subordinates or is otherwise inconsistent with the rights granted to the Stockholders under this Agreement.

Section 4.02       Representations and Warranties of the Company. The Company hereby represents and warrants to each Stockholder that as of the date of this Agreement:

(a)               the Company is duly organized and validly existing and in good standing under the laws of the jurisdiction of organization and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

(b)               the execution and delivery of this Agreement, the performance of by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or other action of the Company, and the Company has duly executed and delivered this Agreement;

(c)               this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(d)               the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority, except as set out in the BCA or any Ancillary Agreement (as defined in the BCA);

(e)               the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not (i) conflict with or result in any violation or breach of any provision of any of the organizational documents of the Company, (ii) conflict with or result in any violation or breach of any provision of any Applicable Law or (iii) require any consent or other action by any Person under any provision of any material agreement or other instrument to which the Company is a party;

(f)                except for this Agreement, the BCA or any Ancillary Agreement (as defined in the BCA), the Company has not entered into or agreed to be bound by any other agreements or arrangements of any kind with any other party with respect to the Common Stock, including agreements or arrangements with respect to the acquisition or disposition of the Common Stock or any interest therein or the voting of the Common Stock (whether or not such agreements and arrangements are with any Stockholder); and

(g)               the Company has not entered into, and agrees that it will not enter into, any agreement with respect to its securities that violates or subordinates or is otherwise inconsistent with the rights granted to the Stockholders under this Agreement.

Article V.
TERM AND TERMINATION

Section 5.01       Termination.

This Agreement shall terminate upon the earliest of:

(a)           the date on which none of the DEAC Stockholders nor the SBT Stockholders hold any Common Stock;

(b)           the dissolution, liquidation, or winding up of the Company; or

(c)           upon the unanimous agreement of the Stockholders.

Section 5.02       Effect of Termination.

(a)           The termination of this Agreement shall terminate all further rights and obligations of the Stockholders under this Agreement except that such termination shall not affect:

i.              the existence of the Company;

ii.             the obligation of any party to pay any amounts arising on or prior to the date of termination, or as a result of or in connection with such termination;

iii.            the rights which any Stockholder may have by operation of law as a stockholder of the Company; or

iv.            the rights contained herein which are intended to survive termination of this Agreement.

(b)           The following provisions shall survive the termination of this Agreement: this Section 5.02, Section 6.05, Section 8.01, Section 8.02, Section 8.03, Section 8.04, Section 8.05, Section 8.09, Section 8.10, Section 8.13, Section 8.14 and Section 8.15.

Article VI.

Registration Rights

Section 6.01       Registration Statement.

The Company shall, as soon as practicable after the Closing, but in any event within thirty (30) days following the date of this Agreement, file a Registration Statement under the Securities Act to permit the public resale of all the Registrable Securities held by the Stockholders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) on the terms and conditions specified in this Section 6.01 and shall use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable after the filing thereof, but in any event no later than the earlier of (i) sixty (60) days (or one hundred twenty (120) days if the Commission notifies the Company that it will “review” the Registration Statement) after the date of this Agreement and (ii) the tenth (10th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”). The Registration Statement filed with the Commission pursuant to this Section 6.01 shall be on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a Prospectus in such form as to permit any Stockholder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this Section 6.01 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Stockholders. The Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this Section 6.01 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another registration statement is available, for the resale of all the Registrable Securities held by the Stockholders until all such Registrable Securities have ceased to be Registrable Securities. As soon as practicable following the effective date of a Registration Statement filed pursuant to this Section 6.01, but in any event within three (3) Business Days of such date, the Company shall notify the Stockholders of the effectiveness of such Registration Statement. When effective, a Registration Statement filed pursuant to this Section 6.01 (including any documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus contained in such Registration Statement, in the light of the circumstances under which such statement is made).

Section 6.02       Underwritten Offering.

(a)           In the event that (i) following the expiration of the DK/SBT Lockup Period, any DK Stockholder or any SBT Stockholder and/or (ii) following the expiration of the DEAC Lockup Period, any DEAC Stockholder elects to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering of all or part of such Registrable Securities that are registered by such Registration Statement and reasonably expect aggregate gross proceeds in excess of $75,000,000 (the “Minimum Amount”) from such Underwritten Offering, then the Company shall, upon the written demand of such Stockholders (any such Stockholder a “Demanding Holder” and, collectively, the “Demanding Holders”), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of equity securities with the managing Underwriter or Underwriters selected by the Company after consultation with the Demanding Holders and shall take all such other reasonable actions as are requested by the managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities; provided, however, that the Company shall have no obligation to facilitate or participate in more than two (2) Underwritten Offerings pursuant to this Section 6.02 for each of the DK Stockholders Group, the SBT Stockholder Group and the DEAC Stockholder Group (and not more than six (6) Underwritten Offerings for all Stockholders in the aggregate) (the “Underwritten Offerings Cap”); provided further that if an Underwritten Offering is commenced but terminated prior to the pricing thereof for any reason, such Underwritten Offering will not be counted as an Underwritten Offering pursuant to this Section 6.02.

(b)           Notice. In addition, the Company shall give prompt written notice to each other Stockholder regarding such proposed Underwritten Offering, and such notice shall offer such Stockholder the opportunity to include in the Underwritten Offering such number of Registrable Securities as each such Stockholder may request. Each such Stockholder shall make such request in writing to the Company within five (5) Business Days after the receipt of any such notice from the Company, which request shall specify the number of Registrable Securities intended to be disposed of by such Stockholder. In connection with any Underwritten Offering contemplated by this Section 6.02, the underwriting agreement into which each Demanding Holder and the Company shall enter shall contain such representations, covenants, indemnities (subject to Section 6.05) and other rights and obligations as are customary in underwritten offerings of equity securities. No Demanding Holder shall be required to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements regarding such Demanding Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law.

(c)           Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Offering, in good faith, advises the Company and the Demanding Holders that the dollar amount or number of Registrable Securities that the Demanding Holders desire to sell, taken together with all Common Stock or other equity securities that the Company or any other Stockholder desires to sell and the shares of Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows:

i.              first, the Registrable Securities of the Demanding Holders pro rata based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Demanding Holders have requested be included in such Underwritten Offering that can be sold without exceeding the Maximum Number of Securities;

ii.             second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and

iii.            third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i) and clause (ii), Common Stock or other equity securities of (x) other Stockholders who have elected to participate in the Underwritten Offering pursuant to Section 6.02(a) or (y) persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons, pro rata, which can be sold without exceeding the Maximum Number of Securities.

(d)           A Demanding Holder shall have the right to withdraw all or any portion of its Registrable Securities included in an Underwritten Offering pursuant to this Section 6.02 for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters of its intention to withdraw from such Underwritten Offering prior to the pricing of such Underwritten Offering and such withdrawn amount shall no longer be considered an Underwritten Offering (including, without limitation, for purposes of the Underwritten Offerings Cap); provided, however, that upon the withdrawal of an amount of Registrable Securities that results in the remaining amount of Registrable Securities included by the Demanding Holders in such Underwritten Offering being less than the Minimum Amount, the Company shall cease all efforts to complete the Underwritten Offering and, for the avoidance of doubt, such Underwritten Offering shall not count against the Underwritten Offerings Cap. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Offering prior to its withdrawal under this Section 6.02(d).

Section 6.03       Piggyback Registration Rights.

(a)           If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an Underwritten Offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 6.02 hereof) on a form that would permit registration of Registrable Securities, other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan or (v) on Form S-4, then the Company shall give written notice of such proposed filing to all of the Stockholders as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Stockholders the opportunity to register the sale of such number of Registrable Securities as such Stockholders may request in writing within five (5) days after receipt of such written notice (in the case of an “overnight” or “bought” offering, such requests must be made by the Stockholders within one (1) Business Day after the delivery of any such notice by the Company) (such Registration a “Piggyback Registration”); provided, however, that if the Company has been advised by the managing Underwriter(s) that the inclusion of Registrable Securities for sale for the benefit of the Stockholders will have an adverse effect on the price, timing or distribution of the Common Stock in the Underwritten Offering, then (A) if no Registrable Securities can be included in the Underwritten Offering in the opinion of the managing Underwriter(s), the Company shall not be required to offer such opportunity to the Stockholders or (B) if any Registrable Securities can be included in the Underwritten Offering in the opinion of the managing Underwriter(s), then the amount of Registrable Securities to be offered for the accounts of Stockholders shall be determined based on the provisions of Section 6.03(b).

(b)           Subject to Section 6.03(a), the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Stockholders pursuant to this Section 6.03 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. If no written request for inclusion from a Stockholder is received within the specified time, each such Stockholder shall have no further right to participate in such Underwritten Offering. All such Stockholders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 6.03 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

(c)           If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Stockholders participating in the Piggyback Registration that the dollar amount or number of shares of Common Stock that the Company desires to sell, taken together with (i) the shares of Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Stockholders hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Sections 6.01 and 6.02, and (iii) the shares of Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

i.              If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration:

(A)          first, shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities;

(B)           second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), pro rata to the Registrable Securities of Stockholders exercising their rights to register their Registrable Securities pursuant to Sections 6.02 and 6.03 hereof; and

(C)           third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), shares of Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

ii.             If the Registration is pursuant to a request by persons or entities other than the Stockholders, then the Company shall include in any such Registration

(A)          first, shares of Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Stockholders, which can be sold without exceeding the Maximum Number of Securities;

(B)           second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), pro rata to the Registrable Securities of Stockholders exercising their rights to register their Registrable Securities pursuant to Sections 6.02 and 6.03 hereof;

(C)           third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and

(D)          fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), shares of Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

iii.            Any Stockholder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of its intention to withdraw from such Piggyback Registration prior to the pricing of such Underwritten Offering. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 6.03.

(d)           For purposes of clarity, any Registration effected pursuant to Section 6.03 hereof shall not be counted as a Registration effected under Section 6.02 hereof.

Section 6.04       Company Procedures.

(a)           General Procedures. The Company shall use its commercially reasonable efforts to effect the Registration of Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as practicable:

i.              prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all of such Registrable Shares have been disposed of (if earlier) in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

ii.             prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Stockholders included in such Registration, and to one legal counsel selected by such Stockholders, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration (including each preliminary Prospectus), and such other documents as the Underwriters and the Stockholders included in such Registration or the legal counsel for any such Stockholders may request in order to facilitate the disposition of the Registrable Securities owned by such Stockholders.

iii.            prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Stockholders included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Stockholders included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

iv.            cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

v.             provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

vi.             advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

vii.           at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement furnish a copy thereof to each seller of such Registrable Securities and its counsel, including, without limitation, providing copies promptly upon receipt of any comment letters received with respect to any such Registration Statement or Prospectus;

viii.          notify the Stockholders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 6.04(c) hereof;

ix.            permit a representative of the Stockholders (such representative to be selected by a majority of the participating Stockholders), the Underwriters, if any, and any attorney or accountant retained by such Stockholders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information; and provided further, the Company may not include the name of any Stockholder or Underwriter or any information regarding any Stockholder or Underwriter in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Stockholder or Underwriter and providing each such Stockholder or Underwriter a reasonable amount of time to review and comment on such applicable document, which comments the Company shall include unless contrary to applicable law;

x.             obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration which the participating Stockholders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Stockholders;

xi.            on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Stockholders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Stockholders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Stockholders;

xii.           in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

xiii.          make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

xiv.          if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $25,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

xv.           otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Stockholders, in connection with such Registration.

(b)           Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Stockholders that the Stockholders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Stockholders.

(c)           Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

(d)           Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Stockholders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed (any such period, a “Suspension Period”). If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Company to be necessary for such purpose (any such period, a “Blackout Period”. In the event the Company exercises its rights under the preceding sentence, the Stockholders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Stockholders of the expiration of any period during which it exercised its rights under this Section 6.04(d). Notwithstanding anything to the contrary in this Section 6.04, in no event shall any Suspension Period or any Blackout Period continue for more than ninety (90) days in the aggregate during any 365-day period.

(e)           Reporting Obligations. As long as any Stockholder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Stockholders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Stockholder may reasonably request, all to the extent required from time to time to enable such Stockholder to sell shares of Common Stock held by such Stockholder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Stockholder, the Company shall deliver to such Stockholder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 6.05       Indemnification and Contribution

(a)            The Company agrees to indemnify, to the extent permitted by law, each Stockholder, its officers and directors and each person who controls such Stockholder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Stockholder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Stockholder.

(b)           In connection with any Registration Statement in which a Stockholder is participating, such Stockholder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Stockholder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Stockholders of Registrable Securities, and the liability of each such Stockholder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Stockholder from the sale of Registrable Securities pursuant to such Registration Statement. The Stockholders shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

(c)           Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)           The indemnification provided for under this Article VI shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Stockholder participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Stockholder’s indemnification is unavailable for any reason.

(e)            If the indemnification provided under Section 6.05 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Stockholder under this Section 6.05(e) shall be limited to the amount of the net proceeds received by such Stockholder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 6.05(a), (b) and (c) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection Section 6.05(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 6.05(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 6.05(e) from any person who was not guilty of such fraudulent misrepresentation.

Section 6.06       Miscellaneous Registration Rights Provisions

(a)           Prior to the expiration of the DEAC Lock-up Period or the DK/SBT Lock-up Period, as applicable to a Stockholder, such Stockholder may not assign or delegate such Stockholder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with such Transfer of Registrable Securities pursuant to Section 3.02.

(b)           Other Registration Rights. The Company represents and warrants that no Person, other than a Stockholder, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

Article VII.

UNSUITABLE PERSONS; COMPLIANCE WITH GAMING LAWS

Section 7.01       Each Stockholder hereby acknowledges and agrees that it is bound by and that it shall comply with the terms of Article XII (Unsuitable Persons) of the A&R Charter.

Article VIII.
MISCELLANEOUS

Section 8.01       Release of Liability.

In the event any Stockholder shall Transfer all of the Common Stock (together with the transfer or surrender of all Earnout Shares, if any) held by such Stockholder in compliance with the provisions of this Agreement (including, without limitation, if accompanied with the assignment of rights and obligations hereunder, the execution and delivery by the transferee of a Joinder Agreement) without retaining any interest therein, then such Stockholder shall cease to be a party to this Agreement and shall be relieved and have no further liability arising hereunder for events occurring from and after the date of such Transfer, except in the case of fraud or intentional misconduct.

Section 8.02       Notices.

All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as follows: (a) when delivered in person or by a nationally recognized overnight courier (with written confirmation of receipt), (b) upon receipt of confirmation of successful transmission if sent by facsimile or (c) upon receipt if sent by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.02):

If to any of the DK Stockholder Group:

DraftKings Inc.
222 Berkeley Street
Boston, MA 02116

Attention: Stanton Dodge

with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: Scott D. Miller

If to any of the SBT Stockholder Group:

SBT Sellers’ Representative (per his address in the BCA)

with a copy to (which shall not constitute notice):

Herzog Fox & Neeman

Asia House

4 Weizmann St.

Tel Aviv 6423904, Israel

Attention: Gil White; Ran Hai

If to the Company to:

DraftKings Inc.
222 Berkeley Street
Boston, MA 02116

Attention: Stanton Dodge

with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: Scott D. Miller

If to any of the DEAC Stockholder Group to:

c/o Diamond Eagle Acquisition Corp.
2121 Avenue of the Stars, Suite 2300
Los Angeles, CA 90067
Attention: Jeff Sagansky

with a copy to (which shall not constitute notice)

Winston & Strawn LLP

333 South Grand Avenue, 38th Floor

Los Angeles, CA 90071

Attention: Joel L. Rubinstein

Section 8.03       Interpretation.

For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of, and Exhibits and Schedules attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 8.04       Headings.

The headings and other captions in this Agreement are for convenience and reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

Section 8.05       Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 8.06       Entire Agreement.

This Agreement and the Organizational Documents constitute the sole and entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency or conflict between this Agreement and any Organizational Document, the Stockholders and the Company shall, to the extent permitted by Applicable Law, amend such Organizational Document to comply with the terms of this Agreement.

Section 8.07       Amendment and Modification; Waiver.

This Agreement may be amended only by a written instrument signed by (a) the Company, (b) the DK Stockholder Group Representative (for so long as the DK Stockholder Group continues to own Common Stock), (c) the DEAC Founder Group Representative (for so long as the DEAC Stockholder Group continues to own Common Stock) and (d) the SBT Sellers’ Representative (for so long as the SBT Stockholder Group continues to own Common Stock); provided, however, that no such amendment shall materially adversely change the rights or obligations of any Stockholder disproportionately generally vis a vis other Stockholders party to this Agreement without the written approval of such disproportionately affected Stockholder. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The Company shall not waive any provision of this Agreement without the written consent of (x) the DK Stockholder Group Representative (for so long as the DK Stockholder Group continues to own Common Stock), (y) the DEAC Founder Group Representative (for so long as the DEAC Stockholder Group continues to own Common Stock) and (z) the SBT Sellers’ Representative (for so long as the SBT Stockholder Group continues to own Common Stock).

Section 8.08       Appointment of Representatives

(a)               DK Stockholder Group Representative. Each DK Stockholder hereby irrevocably and unconditionally authorizes and appoints the DK Stockholder Group Representative as representative of the DK Stockholder Group for all purposes of Section 8.07. Any action taken or any exercise of powers under Section 8.07 by the DK Stockholder Group Representative shall be binding on each DK Stockholder for purposes thereof, shall be deemed to be taken or exercised by each DK Stockholder, and the Company and other Stockholders shall be entitled to assume that any action taken by the DK Stockholder Group Representative for purposes of Section 8.07 is binding on all of DK Stockholders, and the parties shall be entitled to rely on the same without being required to make further enquiries in respect thereof. None of the Company or any of the Stockholders shall have any obligation to monitor or supervise the DK Stockholder Group Representative. None of the Company or the Stockholders shall be liable to any DK Stockholder for any action taken or omitted to be taken by the DK Stockholder Group Representative. Each DK Stockholder hereby irrevocably and unconditionally releases and waives any and all claims and demands of any kind whatsoever (whether existing now or in the future, including with respect to contingent liabilities), such Stockholder may have against the DK Stockholder Group Representative in relation to the performance (or non-performance) of any of the rights and duties of the DK Stockholder Group Representative pursuant to Section 8.07, except in the case of fraud or willful misconduct by the DK Stockholder Group Representative.

(b)               DEAC Founder Group Representative. Each member of the DEAC Founder Group hereby irrevocably and unconditionally authorizes and appoints the DEAC Founder Group Representative as representative of the DEAC Founder Group for all purposes of Section 8.07. Any action taken or any exercise of powers under Section 8.07 by the DEAC Founder Group Representative shall be binding on each member of the DEAC Founder Group for purposes thereof, shall be deemed to be taken or exercised by each member of the DEAC Founder Group, and the Company and other Stockholders shall be entitled to assume that any action taken by the DEAC Founder Group Representative for purposes of Section 8.07 is binding on all of members of the DEAC Founder Group, and the parties shall be entitled to rely on the same without being required to make further enquiries in respect thereof. None of the Company or any of the Stockholders shall have any obligation to monitor or supervise the DEAC Founder Group Representative. None of the Company or the Stockholders shall be liable to any member of the DEAC Founder Group for any action taken or omitted to be taken by the DEAC Founder Group Representative. Each member of the DEAC Founder Group hereby irrevocably and unconditionally releases and waives any and all claims and demands of any kind whatsoever (whether existing now or in the future, including with respect to contingent liabilities), such Stockholder may have against the DEAC Founder Group Representative in relation to the performance (or non-performance) of any of the rights and duties of the DEAC Founder Group Representative pursuant to Section 8.07, except in the case of fraud or willful misconduct by the DEAC Founder Group Representative

(c)               SBT Sellers’ Representative. Without derogating from the provisions of Section 9.12 of the BCA, each SBT Stockholder hereby irrevocably and unconditionally authorizes and appoints the SBT Sellers’ Representative as representative of the SBT Stockholder Group for all purposes of Section 8.07. Any action taken or any exercise of powers Section 8.07 by the SBT Sellers’ Representative shall be binding on each SBT Stockholder for purposes thereof, shall be deemed to be taken or exercised by each SBT Stockholder, and the Company and other Stockholders shall be entitled to assume that any action taken by the SBT Sellers’ Representative for purposes of Section 8.07 is binding on all of SBT Stockholders, and the parties shall be entitled to rely on the same without being required to make further enquiries in respect thereof. None of the Company or any of the Stockholders shall have any obligation to monitor or supervise the SBT Sellers’ Representative. None of the Company or the Stockholders shall be liable to any SBT Stockholder for any action taken or omitted to be taken by the SBT Sellers’ Representative. Each SBT Stockholder hereby irrevocably and unconditionally releases and waives any and all claims and demands of any kind whatsoever (whether existing now or in the future, including with respect to contingent liabilities), such Stockholder may have against the SBT Sellers’ Representative in relation to the performance (or non-performance) of any of the rights and duties of the SBT Sellers’ Representative pursuant to Section 8.07, except in the case of fraud or willful misconduct by the SBT Sellers’ Representative.

Section 8.09       Successors and Assigns.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and transferees. Neither this Agreement nor any right, benefit, remedy, obligation or liability arising hereunder may be assigned by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be null and void and of no effect; provided that a Stockholder may assign any and all of its rights under this Agreement (whether his personal rights or his rights as a member of the applicable Group (i.e. a member of the DK Stockholder Group, SBT Stockholder Group or DEAC Stockholder Group), together with its Common Stock, to a permitted assignee or transferee in compliance with Article III hereof (and such transferee or assignee shall be deemed to be a member of the any of the above mentioned groups to which the transferor belonged).

Section 8.10       No Third-Party Beneficiaries.

This Agreement is for the sole benefit of the parties hereto and their respective successors and assigns and transferees and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.11       Governing Law.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Nevada.

Section 8.12       Equitable Remedies.

Each party hereto acknowledges that the other parties hereto would be irreparably damaged in the event of a breach or threatened breach by such party of any of its obligations under this Agreement and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting such parties specific performance by such party of its obligations under this Agreement.

Section 8.13       Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 8.14       Jurisdiction and Venue; Waiver of Jury Trial.

Each party hereto hereby irrevocably consents to the exclusive jurisdiction of the courts of the State of Nevada and the United States District Court therein in connection with any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO, AND AGREES NOT TO REQUEST, TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.15       Termination of DK Stockholders Arrangements

Each DK Stockholder hereby agrees and agrees to cause its applicable Affiliates to, and the Company hereby agrees to cause DK, to take all reasonable actions necessary to terminate, effective as of the Closing, each of the agreements set forth on Schedule 2 hereto to which such DK Stockholder or any of its Affiliates is a party and any other agreement with DK to which such DK Stockholder or any of its Affiliates is a party and, by its terms, terminates upon a public offering of DK securities. Each DK Stockholder hereby acknowledges and agrees, and agrees to cause its applicable affiliates to acknowledge and agree, that for the purposes of each of the agreements (if any) to which such Stockholder is a party with the Company that, by its terms, is to automatically terminate upon a public offering of any securities of DK, the consummation of the Transactions shall be deemed to constitute such a public offering and that such agreements shall terminate in accordance with such terms, effective as of the Closing.

Section 8.16       Additional Securities Subject to Agreement

Each Stockholder agrees that any other Company Equity Interests which it shall hereafter acquire by means of a stock split, stock dividend, distribution, exercise of warrants or options, purchase or otherwise shall be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

Section 8.17       Further Assurances

Each party to this Agreement shall cooperate and take such action as may be reasonably requested by another party to this Agreement in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Company:

DraftKings Inc., a Nevada corporation

By:	/s/ R. Stanton Dodge
	Name:	R. Stanton Dodge
	Title:	Chief Legal Officer

[Signature Page to Stockholders Agreement]

Stockholders:

DK Stockholders Group Representative

/s/ Jason Robins
Name: Jason Robins

[Signature Page to Stockholders Agreement]

DK Stockholder Group

By:	/s/ Timothy Dent
Name: Timothy Dent

By:	/s/ R. Stanton Dodge
Name: R. Stanton Dodge

By:	/s/ Travis Dunn
Name: Travis Dunn

By:	/s/ Thomas Goedde
Name: Thomas Goedde

By:	/s/ Matthew Kalish
Name: Matthew Kalish

By:	/s/ Ezra Kucharz
Name: Ezra Kucharz

By:	/s/ David Lebow
Name: David Lebow

By:	/s/ Paul Liberman
Name: Paul Liberman

By:	/s/ Jason Park
Name: Jason Park

By:	/s/ Jason Robins
Name: Jason Robins

By:	/s/ Graham Walters
Name: Graham Walters

By:	/s/ Andrew Yang
Name: Andrew Yang

By:	/s/ Woodrow H. Levin
Name: Woodrow H. Levin

By:	/s/ Ryan R. Moore
Name: Ryan R. Moore

By:	/s/ Steven J. Murray
Name: Steven J. Murray

[Signature Page to Stockholders Agreement]

By:	/s/ Hany M. Nada
Name: Hany M. Nada

By:	/s/ Richard R. Rosenblatt
Name: Richard R. Rosenblatt

By:	/s/ John S. Salter
Name: John S. Salter

By:	/s/ Marni M. Walden
Name: Marni M. Walden

[Signature Page to Stockholders Agreement]

Jason Robins Revocable Trust u/d/t January 8, 2014

By:	/s/ Jason Robins
Name: Jason Robins
Title: Trustee

Robins Family Trust LLC

By:	/s/ Jason Robins
Name: Jason Robins
Title: Trustee

DK Investment Holdings, LP

By:	/s/ Cole Van Nice
Name: Cole Van Nice
Title: Authorized Signatory

SGTV Fund, L.P.
By: SGT VF GP, LLC
Its: General Partner

By:	/s/ Robert Ott
Name: Robert Ott
Title: Manager

Park West Investors Master Fund, Limited
By: Park West Asset Management LLC, its Investment Manager

By:	/s/ Grace Jimenez
Name: Grace Jimenez
Title: Chief Financial Officer

Park West Partners International, Limited
By: Park West Asset Management LLC, its Investment Manager

By:	/s/ Grace Jimenez
Name: Grace Jimenez
Title: Chief Financial Officer

[Signature Page to Stockholders Agreement]

Accomplice Fund II L.P.
By: Accomplice Associates II, LLC, its General Partner

By:	/s/ Frank Castellucci
Name: Frank Castellucci
Title: General Counsel and Secretary

Accomplice Fund I, L.P.
By: Accomplice Fund I Associates I, LLC, its General Counsel

By:	/s/ Frank Castellucci
Name: Frank Castellucci
Title: Secretary

Accomplice Management Holdings, LLC

By:	/s/ Frank Castellucci
Name: Frank Castellucci
Title: Secretary

Atlas Venture Fund VIII, L.P

By:	/s/ Frank Castellucci
Name: Frank Castellucci
Title: Secretary

[Signature Page to Stockholders Agreement]

Schechter Private Capital Fund 1, LLC – GTP Series J
By: Schechter Private Capital, LLC Its Manager

By:	/s/ Aaron Hodari
Name: Aaron Hodari
Title: Manager

MVP All-Star Master Fund LLC

By:	/s/ Eric Branchfeld
Name: Eric Branchfeld
Title: Manager

MVP Opportunity Fund V LLC

By:	/s/ Eric Branchfeld
Name: Eric Branchfeld
Title: Manager

MVP All-Star Fund III LLC

By:	/s/ Eric Branchfeld
Name: Eric Branchfeld
Title: Manager

MVP All-Star Fund IIIC LLC

By:	/s/ Eric Branchfeld
Name: Eric Branchfeld
Title: Manager

MVP Opportunity Fund VI LLC, Series VI-D1

By:	/s/ Eric Branchfeld
Name: Eric Branchfeld
Title: Manager

[Signature Page to Stockholders Agreement]

Schechter Private Capital Fund 1, LLC – GTP Series J
By: Schechter Private Capital, LLC Its Manager

By:	/s/ Aaron Hodari
Name: Aaron Hodari
Title: Manager

MVP All-Star Master Fund LLC

By:	/s/ Eric Branchfeld
Name: Eric Branchfeld
Title: Manager

MVP Opportunity Fund V LLC

By:	/s/ Eric Branchfeld
Name: Eric Branchfeld
Title: Manager

MVP All-Star Fund III LLC

By:	/s/ Eric Branchfeld
Name: Eric Branchfeld
Title: Manager

MVP All-Star Fund IIIC LLC

By:	/s/ Eric Branchfeld
Name: Eric Branchfeld
Title: Manager

MVP Opportunity Fund VI LLC, Series VI-D1

By:	/s/ Eric Branchfeld
Name: Eric Branchfeld
Title: Manager

[Signature Page to Stockholders Agreement]

Revolution Growth III, LP
By: Revolution Growth GP III, LP Its General Partner
By: Revolution Growth UGP III, LLC
Its General Partner

By:	/s/ Steven J. Murray
Name: Steven J. Murray
Title: Operating Manager

Meridian Growth Fund
By: ArrowMark Colorado Holdings, LLC its Investment Adviser

By:	/s/ David Corkins
Name: David Corkins
Title: Managing Member

Meridian Small Cap Growth Fund
By: ArrowMark Colorado Holdings, LLC its Investment Adviser

By:	/s/ David Corkins
Name: David Corkins
Title: Managing Member

[Signature Page to Stockholders Agreement]

Robert K. Kraft LLC

By:	/s/ Robert K. Kraft
Name: Robert K. Kraft
Title: Sole Director of its Manager

JAK II LLC

By:	/s/ Jonathan A. Kraft
Name: Jonathan A. Kraft
Title: Managing Member

DK Edgar LLC

By:	/s/ Jonathan A. Kraft
Name: Jonathan A. Kraft
Title: Manager

DK Winter LLC

By:	/s/ Daniel A. Kraft
Name: Daniel A. Kraft
Title: Manager

Two R LLC

By:	/s/ Robert K. Kraft
Name: Robert K. Kraft
Title: Sole Director of its Manager

KPC Venture Capital LLC

By:	/s/ Robert K. Kraft
Name: Robert K. Kraft
Title: Sole Director of its Manager

[Signature Page to Stockholders Agreement]

Apoletto Investments IV, L.P.

By:	/s/ Despoina Zinonos
Name: Despoina Zinonos
Title: President

Apoletto Limited

By:	/s/ David Muir
Name: David Muir
Title: President

DST Global IV, L.P.

By:	/s/ Despoina Zinonos
Name: Despoina Zinonos
Title: President

Moussefixe L.P.

By:	/s/ Charles Heilbronn
Name: Charles Heilbronn
Title: President of Moussesand Limited, General Partner of Moussefixe L.P.

Mousserena, L.P.

By:	/s/ Charles Heilbronn
Name: Charles Heilbronn
Title: President of Serena Limited, General Partner of Mousserena, L.P.

Moussescale

By:	/s/ Charles Heilbronn
Name: Charles Heilbronn
Title: President

Quantum Partners LP

By:	/s/ Thomas L. O’Grady
Name: Thomas L. O’Grady
Title: Attorney In Fact

[Signature Page to Stockholders Agreement]

TFCF Sports Enterprises, LLC

By:	/s/ Michael Heimbach
Name: Michael Heimbach
Title: Manager

GGV Capital Select L.P.

By:	/s/ Stephen Hyndman
Name: Stephen Hyndman
Title: Attorney-in-Fact

Redpoint Omega II, L.P.
By:	Redpoint Omega II, LLC Its General Partner

By:	/s/ R. Thomas Dyal
Name: R. Thomas Dyal
Title: Managing Director

Redpoint Associates II, LLC

By:	/s/ R. Thomas Dyal
Name: R. Thomas Dyal
Title: Managing Director

[Signature Page to Stockholders Agreement]

Franklin Strategic Series –
Franklin Small Cap Growth Fund
s/b HARE AND CO FBO Franklin Strategic Series –
Franklin Small Cap Growth Fund

By:	/s/ Michael McCarthy
Name: Michael McCarthy
Title: Executive Vice President and Chief Investment Officer

Franklin Strategic Series –
Franklin Small-Mid Cap Growth Fund
s/b HARE AND CO FBO Franklin Strategic Series –
Franklin Small-Mid Cap Growth Fund

By:	/s/ Michael McCarthy
Name: Michael McCarthy
Title: Executive Vice President and Chief Investment Officer

Franklin Templeton Variable Insurance Products Trust –
Franklin Small-Mid Cap Growth VIP Fund
s/b HARE AND CO FBO Franklin Templeton Variable Insurance Products Trust –
Franklin Small-Mid Cap Growth VIP Fund

By:	/s/ Michael McCarthy
Name: Michael McCarthy
Title: Executive Vice President and Chief Investment Officer

[Signature Page to Stockholders Agreement]

Franklin Templeton Investment Funds –
Franklin US Opportunities Fund
s/b EGGER & CO. FBO Franklin Templeton Investment Funds –
Franklin US Opportunities Fund

By:	/s/ Michael McCarthy
Name: Michael McCarthy
Title: Executive Vice President and Chief Investment Officer

Franklin Templeton Investment Funds –
Franklin Technology Fund
s/b EGGER & CO. FBO Franklin Templeton Investment Funds –
Franklin US Small Mid Cap Growth Fund

By:	/s/ Michael McCarthy
Name: Michael McCarthy
Title: Executive Vice President and Chief Investment Officer

ACME SPV DK, LLC

By:	/s/ Hany M. Nada
Name: Hany M. Nada
Title: Manager

[Signature Page to Stockholders Agreement]

Top Tier Venture Capital VIII Holdings

By: Top Tier Venture Capital VIII, LP
Its: Authorized Partner

By: Top Tier Venture Capital VIII Management, LLC
Its: General Partner

By: Top Tier Capital Partners, LLC
Its: Manager

By:	/s/ Garth Timoll, Sr.
Name: Garth Timoll, Sr.
Title: Authorized Signatory

Top Tier Venture Velocity Fund 2, LP

By: Top Tier Venture Velocity 2 Management, LLC
Its: General Partners

By: Top Tier Capital Partners, LLC
Its: Manager

By:	/s/ Garth Timoll, Sr.
Name: Garth Timoll, Sr.
Title: Authorized Signatory

UIT Growth Equity Series DK Limited Partnership

By:	/s/ Caroline Frain
Name: Caroline Frain
Title: Managing Partner, Co-Founder

[Signature Page to Stockholders Agreement]

John Hancock Funds II Small Cap Stock Fund		John Hancock Variable Insurance Trust Small Cap stock Trust
By: Wellington Management Company LLP,		By: Wellington Management Company LLP,
its investment adviser		its investment adviser

By:	/s/ Greg Konzal	By:	/s/ Greg Konzal
Name: Greg Konzal		Name: Greg Konzal
Title: Managing Director and Counsel		Title: Managing Director and Counsel

John Hancock Pension Plan		Hartford Small Company HLS Fund
By: Wellington Management Company LLP,		By: Wellington Management Company LLP,
its investment adviser		its investment adviser

By:	/s/ Greg Konzal	By:	/s/ Greg Konzal
Name: Greg Konzal		Name: Greg Konzal
Title: Managing Director and Counsel		Title: Managing Director and Counsel

Hartford Capital Appreciation HLS Fund		The Hartford Capital Appreciation Fund
By: Wellington Management Company LLP,		By: Wellington Management Company LLP,
its investment adviser		its investment adviser

By:	/s/ Greg Konzal	By:	/s/ Greg Konzal
Name: Greg Konzal		Name: Greg Konzal
Title: Managing Director and Counsel		Title: Managing Director and Counsel

The Hartford Small Company Fund		MML Small Cap Growth Equity Fund
By; Wellington management Company LLP,		By: Wellington Management Company LLP,
its investment adviser		its investment adviser

By:	/s/ Greg Konzal	By:	/s/ Greg Konzal
Name: Greg Konzal		Name: Greg Konzal
Title: Managing Director and Counsel		Title: Managing Director and Counsel

Hartford Global Capital Appreciation Fund		Hadley Harbor Master Investors (Cayman) L.P.
By: Wellington Management Company LLP,		By: Wellington Management Company LLP,
its investment adviser		its investment adviser

By:	/s/ Greg Konzal	By:	/s/ Greg Konzal
Name: Greg Konzal		Name: Greg Konzal
Title: Managing Director and Counsel		Title: Managing Director and Counsel

[Signature Page to Stockholders Agreement]

The Hartford Growth Opportunities Fund		Hartford Growth Opportunities HLS Fund
By: Wellington Management Company LLP,		By: Wellington Management Company LLP,
its investment adviser		its investment adviser

By:	/s/ Greg Konzal	By:	/s/ Greg Konzal
Name: Greg Konzal		Name: Greg Konzal
Title: Managing Director and Counsel		Title: Managing Director and Counsel

Mass Mutual Select Small Cap Growth Equity Fund		Mid Cap Stock Trust
By: Wellington Management Company LLP,		By: Wellington Management Company LLP,
its investment adviser		its investment adviser

By:	/s/ Greg Konzal	By:	/s/ Greg Konzal
Name: Greg Konzal		Name: Greg Konzal
Title: Managing Director and Counsel		Title: Managing Director and Counsel

Hartford International Equity Fund		Eversource Retirement Plan Master Fund
By: Wellington Management Company LLP,		By: Wellington Management Company LLP,
its investment adviser		its investment adviser

By:	/s/ Greg Konzal	By:	/s/ Greg Konzal
Name: Greg Konzal		Name: Greg Konzal
Title: Managing Director and Counsel		Title: Managing Director and Counsel

Global Multi-Strategy Fund		Mid Cap Stock Fund
By: Wellington Management Company LLP,		By: Wellington Management Company LLP,
its investment adviser		its investment adviser

By:	/s/ Greg Konzal	By:	/s/ Greg Konzal
Name: Greg Konzal		Name: Greg Konzal
Title: Managing Director and Counsel		Title: Managing Director and Counsel

[Signature Page to Stockholders Agreement]

SmallCap World Fund, Inc.

By: Capital Research and Management Company, for and on behalf of SMALLCAP World Fund, Inc.

By:	/s/ Walter R. Burkley
Name: Walter R. Burkley
Title: Senior Counsel

RPII DK LLC

By:	/s/ Alfred Chianese
Name: Alfred Chianese
Title: Vice President

JS Capital LLC

By:	/s/ Richard Holahan
Name: Richard Holahan
Title: Vice President

[Signature Page to Stockholders Agreement]

SBT Stockholder Group

Shalom Meckenzie

/s/ Shalom Meckenzie
By: Shalom Meckenzie

Randolph John Anderson

/s/ Randolph John Anderson
By: Randolph John Anderson

J. Gleek Properties Ltd.

By:	/s/ Julian Gleek
Name: Julian Gleek
Title: Mr. Julian Gleek

SBT Sellers’ Representative

/s/ Shalom Meckenzie
By: Shalom Meckenzie

[Signature Page to Stockholders Agreement]

DEAC Stockholder Group
the Independent Directors

By:	/s/ Scott Delman
Name: Scott M. Delman
Title: Director

By:	/s/ Joshua Kazam
Name: Joshua Kazam
Title: Director

By:	/s/ Frederic Rosen
Name: Fredric D. Rosen
Title: Director

By:	/s/ Scott I. Ross
Name: Scott I. Ross
Title: Director

Eagle Equity Partners LLC

By:	/s/ Eli Baker
Name: Eli Baker
Title: Member

HARRY E. SLOAN

/s/ Harry E. Sloan

DEAC Founder Group Representative

/s/ Eli Baker
Name: Eli Baker

[Signature Page to Stockholders Agreement]